SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 4, 2005

(Date of earliest event reported)

Reptron Electronics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-23426	38-2081116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida 33626

(Address of principal executive offices and zip code)

(813) 854-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REPTRON ELECTRONICS, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 4, 2005, Reptron Electronics, Inc. (the “Company”) entered into an employment agreement with Charles Pope, providing for Mr. Pope’s service as Chief Financial Officer of the Company. The agreement has an initial term of two (2) years, subject to earlier termination as provided in the agreement. Mr. Pope’s employment is expected to commence on or about February 24, 2005 (the “Commencement Date”).

The agreement provides for the payment of a base salary of $207,000 per year. Mr. Pope will be eligible to receive an annual bonus in the discretion of the Company’s Compensation Committee. Mr. Pope will be granted an option to purchase 25,000 shares of the Company’s common stock on the Commencement Date. The exercise price of the option will be the fair market value of the Company’s common stock on the date of the grant as provided in the Company’s Stock Option Plan. The option will be exercisable in three equal annual installments on each anniversary of the Commencement Date.

The Company may terminate Mr. Pope’s employment with or without “cause,” as defined in the agreement. Should the Company terminate his employment without cause, the Company will pay Mr. Pope severance equal to the lesser of (i) the total base salary of the balance of the term of the agreement, and (ii) Mr. Pope’s average monthly base salary for nine months. If the Company terminates Mr. Pope’s employment with cause or because of the death or disability of Mr. Pope, or if Mr. Pope terminates his employment, the Company will have no severance obligation. Upon a change of control (as defined in the agreement) of the Company, Mr. Pope will be entitled to his severance, regardless of whether or not he remains in the employment of the Company after such change of control.

The agreement provides for protection of the Company’s confidential information and intellectual property and that Mr. Pope shall not, during his employment and for a period of one (1) year following termination, compete with the Company, or solicit or hire any of the Company’s customers or employees.

The foregoing description of Mr. Pope’s employment agreement is qualified in its entirety by reference to the employment agreement attached as Exhibit 10.1 to this current report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated February 4, 2005, by and between the Company and Charles Pope

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC.
(Registrant)

February 10, 2005 (Date)	By:	/s/ Paul J. Plante
Paul J. Plante, Chief Executive Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated February 4, 2005, by and between the Company and Charles Pope